EXHIBIT 99.2

Guitar Center, Inc. and subsidiaries

Consolidated Balance Sheets

(In thousands, except per share amounts)

	December 31, 2003	December 31, 2002
Assets
Current assets:
Cash and cash equivalents	$5,350	$5,931
Accounts receivable, net	23,814	19,762
Merchandise inventories	288,873	292,075
Prepaid expenses and deposits	11,543	8,626
Deferred income taxes	5,631	6,077
Total current assets	335,211	332,471

Property and equipment, net	93,347	89,702
Goodwill	25,995	25,995
Deposits and other assets, net	6,318	4,231
	$460,871	$452,399

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,778	$70,745
Accrued expenses and other current liabilities	75,707	54,211
Merchandise advances	17,104	13,882
Revolving line of credit	—	82,690
Current portion of long-term debt	—	118
Total current liabilities	140,589	221,646

Other long-term liabilities	5,982	5,691
Deferred income taxes	4,220	3,352
Long-term debt	100,000	66,782
Total liabilities	250,791	297,471

Stockholders’ equity:
Preferred Stock; authorized 5,000 shares at December 31, 2003 and December 31, 2002, none issued and outstanding	—	—
Common Stock, $0.01 par value, authorized 55,000 shares, issued and outstanding 23,998 at December 31, 2003 and 22,746 at December 31, 2002	240	227
Additional paid in capital	272,142	253,863
Accumulated deficit	(62,302)	(99,162)
Total stockholders’ equity	210,080	154,928
	$460,871	$452,399

Guitar Center, Inc. and subsidiaries

Consolidated Statements of Income
(In thousands, except per share data)

	Year ended December 31,
	2003	2002

Net sales	$1,275,059	$1,100,889
Cost of goods sold, buying and occupancy	931,014	810,474
Gross profit	344,045	290,415

Selling, general and administrative expenses	271,996	236,537
Operating income	72,049	53,878

Interest expense, net	12,540	13,077

Income before income taxes	59,509	40,801

Income taxes	22,649	15,545

Net income	$36,860	$25,256

Net income per share(1)
Basic	$1.59	$1.12
Diluted	$1.50	$1.09

Weighted average shares outstanding(1)
Basic	23,255	22,491
Diluted	24,561	23,130

(1) For the year ended December 31, 2003, the 2.9 million shares of common stock issuable upon conversion of the 4% Senior Convertible Notes issued in June 2003 (reflecting an effective conversion price of $34.58) were not deemed to be common stock equivalents and thus not considered in the calculation of earnings per share.  At such time that those notes become convertible (generally involving trading prices above $41.50 per share for a specified period and designated corporate events), the security will be treated under the as-if converted method, whereby for earnings per share purposes the 2.9 million conversion shares will be deemed outstanding and the after-tax interest expense for the period will be added back to net income.

Guitar Center, Inc. and subsidiaries

Consolidated Statements of Income
(In thousands, except per share data)

	Three months ended December 31,
	2003	2002

Net sales	$395,805	$334,822
Cost of goods sold, buying and occupancy	281,817	240,040
Gross profit	113,988	94,782

Selling, general and administrative expenses	80,150	69,671
Operating income	33,838	25,111

Interest expense, net	2,110	3,521

Income before income taxes	31,728	21,590

Income taxes	12,076	8,232

Net income	$19,652	$13,358

Net income per share(1)
Basic	$0.83	$0.59
Diluted	$0.78	$0.57

Weighted average shares outstanding(1)
Basic	23,789	22,637
Diluted	25,172	23,391

(1) For the three months ended December 31, 2003, the 2.9 million shares of common stock issuable upon conversion of the 4% Senior Convertible Notes issued in June 2003 (reflecting an effective conversion price of $34.58) were not deemed to be common stock equivalents and thus not considered in the calculation of earnings per share.  At such time that those notes become convertible (generally involving trading prices above $41.50 per share for a specified period and designated corporate events), the security will be treated under the as-if converted method, whereby for earnings per share purposes the 2.9 million conversion shares will be deemed outstanding and the after-tax interest expense for the period will be added back to net income.